===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AMERICAN GENERAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                   [LOGO OF AMERICAN GENERAL APPEARS HERE]



                    Notice of Annual Meeting of Shareholders
                              and Proxy Statement

                          Meeting Date: April 29, 1999


                          American General Corporation
                               2929 Allen Parkway
                                 Houston, Texas

                                                              Robert M. Devlin
                    [LOGO OF AMERICAN GENERAL APPEARS HERE]   Chairman,
                                                              President and
                                                              Chief Executive
                                                              Officer

         March 22, 1999

         Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of American General scheduled for Thursday, April 29, 1999, at Chase Center Auditorium, 601 Travis Street, Houston, Texas, at 9:00 a.m. CDT.

         Please review the enclosed Notice of Meeting and Proxy Statement, which describe the matters to be acted upon at the meeting. To ensure that your shares are represented at the meeting, we strongly encourage you to sign, date and mail the proxy card in the enclosed envelope. The proxy card should be completed and mailed even if you plan to attend the meeting.

         On behalf of the Board of Directors, thank you for your continued support. We look forward to your participation.

         Sincerely,

         /s/ Robert M. Devlin
         ------------------------------
         Robert M. Devlin

                2929 Allen Parkway . Houston, Texas 77019-2155

                          American General Corporation

                    Notice of Annual Meeting of Shareholders

                         Date: Thursday, April 29, 1999
                             Time: 9:00 a.m. CDT
                             Place: Chase Center Auditorium
                                  601 Travis Street
                                  Houston, Texas

    Matters to be voted on:

    . Election of twelve directors for one-year terms

    . Re-approval of the Performance-Based Plan for Executive Officers

    . Approval of the American General Corporation 1999 Stock and Incentive
      Plan

    . Ratification of the appointment of Ernst & Young LLP as independent auditors for 1999

    . Any other business that may properly come before the meeting

    You have the right to receive this notice and vote at the Annual Meeting if you were a shareholder of record at the close of business on March 10, 1999. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

                                    For the board of directors,
                                    /S/ SUSAN A. JACOBS
                                    Susan A. Jacobs
                                    Corporate Secretary

  March 22, 1999

                              1999 PROXY STATEMENT

                               TABLE OF CONTENTS

General Information.........................................................   1
Solicitation of Proxies.....................................................   1
Voting......................................................................   2
Election of Directors (Item 1)..............................................   2
 Information About the Nominees.............................................   3
 The Board of Directors.....................................................   6
Security Ownership..........................................................   8
Executive Compensation .....................................................  10
 Personnel Committee Report.................................................  10
 Comparison of Five-Year Cumulative Total Shareholder Return................  14
 Executive Compensation Tables..............................................  15
Change in Control Arrangements .............................................  19
Employment Agreements.......................................................  20
Certain Relationships and Transactions......................................  21
Proposal to Re-Approve the Performance-Based Plan
 for Executive Officers (Item 2)............................................  22
Proposal to Approve the American General Corporation
 1999 Stock and Incentive Plan (Item 3).....................................  23
Independent Auditors (Item 4)...............................................  24
Other Business..............................................................  25
Annex A..................................................................... A-1


Copies of this proxy statement, American General's Annual Report to Shareholders, and its Annual Report on Form 10-K are available to shareholders at no charge upon request directed to:

                          American General Corporation
                              Corporate Relations
                                 P.O. Box 3247
                             Houston, TX 77253-3247
                           Telephone: (800) AGC-1111
                           Facsimile: (713) 523-8531

--------------------------------------------------------------------------------

                                AMERICAN GENERAL

-------------------------------------------------------------------------------

                              GENERAL INFORMATION
Proxy Statement

  The board of directors of American General is soliciting proxies to obtain support for the proposals to be voted on at the annual meeting of American General shareholders scheduled for April 29, 1999. The matters to be voted upon are the following: election of twelve directors for one-year terms; re-approval of the Performance-Based Plan for Executive Officers; approval of the American General Corporation 1999 Stock and Incentive Plan; ratification of the appointment of Ernst & Young LLP as independent auditors for 1999; and any other business that may properly come before the meeting.

  Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment of the Annual Meet-ing. We are first mailing this Proxy Statement to our shareholders on or about March 22, 1999.

  We encourage you to vote your shares, either by voting in person at the An-nual Meeting or by granting a proxy. To assist you in deciding how to vote, this Proxy Statement includes information about American General, its offi-cers, nominees for director, and related matters. In addition, a graph showing American General's performance over a five year period is included on page 14.

                            SOLICITATION OF PROXIES
The Proxy Card

 If you execute the attached proxy card, the individuals designated on the card (J. Evans Attwell, W. Lipscomb Davis Jr., and Robert M. Devlin) will vote your shares according to your instructions. You may vote in favor of, against, or abstain from voting on any proposal. In addition, with respect to Item 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more particular nominees.

 If a proxy is signed without choices specified, those shares will be voted for the election of the director nominees and in favor of Items 2, 3 and 4. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

Costs of Soliciting Proxies

 American General will pay the cost of soliciting proxies. Proxies are being solicited by mail and may be solicited by telephone, telegram, facsimile, or in person by employees of the company, who will not receive additional compen-sation for any such solicitation. Morrow & Co., Inc. has been retained to as-sist in the solicitation of proxies at a fee of approximately $15,000, plus expenses. The company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy mate-rial to the beneficial owners of voting securities.

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                             1999 PROXY STATEMENT                             1

-------------------------------------------------------------------------------

                                    VOTING


Shareholders Entitled to Vote

 Holders of record of Common Stock and holders of record of Preferred Stock at the close of business on March 10, 1999, will be entitled to vote at the meet-ing. As of such date, approximately 251,575,314 shares of Common Stock and 2,317,701 shares of Preferred Stock were issued and outstanding. Preferred Stock refers to American General's 7% convertible preferred stock. Each share-holder is entitled to one vote for each share of Common Stock, and four-fifths of one vote for each share of Preferred Stock, held by such shareholder. Hold-ers of Common Stock and Preferred Stock will vote together as a single class on the matters to be voted on at the Annual Meeting.

Voting of Thrift Plan Holdings

 Common Stock held through the American General Employees' Thrift and Incen-tive Plan, the American General Agents' and Managers' Thrift Plan, and The Variable Annuity Life Insurance Company Agents' and Managers' Thrift Plan and the related trust agreements is voted by State Street Bank & Trust Company, as Trustee, as directed by the participants in those plans. If a participant does not provide specific voting instructions, the Trustee must vote the shares in accordance with the instructions received from a majority of shares for which the Trustee did receive instructions and in accordance with its fiduciary du-ty.

Quorum and Votes Necessary to Adopt Proposals

 In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Absten-tions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. A majority of the votes cast is required for approval of any matters that are presented at the meeting.


                             ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

 By resolution of the board of directors, the number of directors of American General has been fixed at twelve as of the date of the Annual Meeting. All nominees have been nominated for one-year terms ending at the next annual meeting. To be elected, each director must receive a majority of affirmative votes.

 All directors to be elected at the Annual Meeting were elected at the annual meeting of shareholders in 1998 for one-year terms, with the exception of
J. Edward Easler II. Mr. Easler was elected as a director of American General by a unanimous vote of the board of directors on December 15, 1998. All nomi-nees have been nominated for one-year terms ending at the next annual meeting.

 Although the management of American General has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, no replacement(s) will be named, and the number of directors to be elected will be reduced accordingly. Information regarding each nominee, including principal occupation during the past five years and other director-ships, is provided on the succeeding pages. Jon P. Newton also serves as a di-rector of American General Finance, Inc. and American General Finance Corpora-tion, which are subsidiaries of the company with publically issued debt out-standing.

-------------------------------------------------------------------------------

2                              AMERICAN GENERAL

--------------------------------------------------------------------------------

                         INFORMATION ABOUT THE NOMINEES
--------------------------------------------------------------------------------

                    J. EVANS ATTWELL (Age 67)

[PHOTO OF J.        Mr. Attwell has been a director of American General since
EVANS ATTWELL]      1963 and is currently of counsel to the firm of Vinson &
                    Elkins L.L.P. He has been with that firm since 1956. Mr.
                    Attwell is also a director of Seagull Energy Corporation and Dain Rauscher Corporation.

--------------------------------------------------------------------------------

                    BRADY F. CARRUTH (Age 41)

[PHOTO OF           Mr. Carruth has been a director of American General since
BRADY F.            1990 and has been President and CEO of Gulf Coast Capital
CARRUTH]            Corporation (commercial landscaping) since 1986. He is also a director of Consolidated Graphics, Inc. and Carruth-
                    Doggett Industries, Inc.

--------------------------------------------------------------------------------

                    W. LIPSCOMB DAVIS JR. (Age 67)

[PHOTO OF           Mr. Davis has been a director of American General since
W. LIPSCOMB         1977 and has been a partner of Hillsboro Enterprises (in-
DAVIS JR.]          vestments) since 1985. He is also a director of Genesco,
                    Inc., Thomas Nelson, Inc., and SunTrust Bank, Nashville,
                    N.A.

--------------------------------------------------------------------------------

                    ROBERT M. DEVLIN (Age 58)

[PHOTO OF           Mr. Devlin joined American General in 1977 and has been a
ROBERT M. DEVLIN]   director since 1993. He currently serves as Chairman, Pres-
                    ident, and CEO of American General (Chairman since 1997,
                    President from 1995 to 1997 and since 1998, and CEO since
                    1996). Mr. Devlin served as Vice Chairman of American Gen-eral from 1993 to 1995 and President and CEO of American
                    General Life Insurance Company from 1986 to 1993. He is also a director of Cooper Industries, Inc.

--------------------------------------------------------------------------------

                              1999 PROXY STATEMENT                             3

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    J. EDWARD EASLER II (Age 51)


[PHOTO OF J.        Mr. Easler has been a director of American General since
EDWARD              December 1998 and has been Vice President, Institutional
EASLER II]          Advancement, of Morehouse School of Medicine since 1998. He was Vice President, Institutional Advancement, of Lemoyne
                    Owen College from 1997 to 1998 and Chief Development
                    Officer/Director of Development of the Center to Prevent
                    Handgun Violence/Handgun Control from 1996 to 1997. Mr.
                    Easler was a consultant at The Easler Group from 1994 to 1996.

--------------------------------------------------------------------------------

                    LARRY D. HORNER (Age 64)

[PHOTO OF           Mr. Horner has been a director of American General since
LARRY D. HORNER]    1991 and has been Chairman of Pacific USA Holdings Corp.
                    (real estate and thrift operations) since 1994. He was Man-aging Director of Arnhold and S. Bleichroeder, Inc. from
                    1991 to 1994 and Chairman and CEO of KPMG Peat Marwick LLP from 1984 to 1990. He is also a director of Asia Pacific
                    Electric Wire & Cable Corp. Limited, Atlantis Plastics,
                    Inc., Laidlaw Holdings, Inc., Newmark Homes Corp., Pacific
                    Southwest Bank, and Phillips Petroleum Company.

--------------------------------------------------------------------------------

                    RICHARD J. V. JOHNSON (Age 68)

[PHOTO OF RICHARD   Mr. Johnson has been a director of American General since
J. V. JOHNSON]      1990 and has been with the Houston Chronicle (newspaper
                    publishing) since 1956. He currently serves as Chairman and Publisher of the Houston Chronicle (Chairman since 1990 and
                    Publisher since 1987). He is also an advisory director of Chase Bank of Texas N.A.

--------------------------------------------------------------------------------

                    MICHAEL E. MURPHY (Age 62)

[PHOTO OF           Mr. Murphy has been a director of American General since
MICHAEL E. MURPHY]  1997. He had been Vice Chairman of Sara Lee Corporation
                    (packaged food and consumer products) for four years, when he retired in 1997. He also served as Chief Administrative
                    Officer from 1979 to 1997, and Chief Financial Officer from
                    1979 to 1994, of Sara Lee Corporation. Mr. Murphy is also a director of Bassett Furniture Industries, Incorporated,
                    GATX Corporation, Payless ShoeSource, Inc., and True North
                    Communications Inc., and a trustee of Northern Trust Funds.

--------------------------------------------------------------------------------

4                               AMERICAN GENERAL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    JON P. NEWTON (Age 57)

[PHOTO OF           Mr. Newton joined American General in 1993 and has been a
JON P. NEWTON]      director since 1995. He has served as Vice Chairman since
                    1995, having served as Vice Chairman and General Counsel from 1995 to 1997 and Senior Vice President and General
                    Counsel from 1993 to 1995. Mr. Newton was with the law firm of Clark, Thomas, Winters & Newton from 1979 to 1993. He is also a director of Newmark Homes Corp.

--------------------------------------------------------------------------------

                    MICHAEL J. POULOS (Age 68)

[PHOTO OF           Mr. Poulos served as a director of American General from
MICHAEL J. POULOS]  1980 to 1993 and was re-elected as a director in 1998. He had been Chairman, President, and CEO of Western National
                    Corporation (financial services) for five years, when he retired in 1998. He was with American General from 1970 to 1993, and served as Vice Chairman from 1991 to 1993. Mr.
                    Poulos is also an advisory director of Greystone Capital
                    Partners I, LP and a trustee of Century Shares Trust.

--------------------------------------------------------------------------------

                    ROBERT E. SMITTCAMP (Age 57)

[PHOTO OF           Mr. Smittcamp has been a director of American General since
ROBERT E.           1990 and has been President and CEO of Lyons-Magnus Co.,
SMITTCAMP]          Inc. (food processing) since 1971. He has been co-owner of
                    Wawona Frozen Foods, Inc. since 1987, and Wawona Orchards since 1960. He is also a director of Lyons Transportation
                    Co.

--------------------------------------------------------------------------------

                    ANNE M. TATLOCK (Age 59)

[PHOTO OF           Ms. Tatlock has been a director of American General since
ANNE M. TATLOCK]    1995 and has been President of Fiduciary Trust Company In-
                    ternational (investment management) since 1994. She was Ex-ecutive Vice President of Fiduciary Trust Company Interna-tional from 1990 to 1994. Ms. Tatlock is also a director of Fortune Brands, Inc. and Fiduciary Trust Company Interna-tional.

--------------------------------------------------------------------------------

                              1999 PROXY STATEMENT                             5

--------------------------------------------------------------------------------

                             THE BOARD OF DIRECTORS

Composition of the Board of Directors and its Committees

 American General is governed by a board of directors and various committees of the board that meet throughout the year. The five standing committees of the board are listed in the following table.



                                Audit Committee

  Functions                                       Members*


  . Recommend to the board the independent        W. Lipscomb Davis Jr.
    auditors to be engaged by American            (chair)
    General                                       J. Evans Attwell
  . Confer with the independent auditors          Brady F. Carruth
    regarding their review of the annual          Michael E. Murphy
    financial statements

  . Review compliance with American
    General's corporate responsibility
    program
  . Review the scope of the audit to be
    performed and the accounting principles
    and policies of American General

                              Executive Committee

  Functions                                       Members


  . Exercise the authority of the board           Robert M. Devlin (chair)
    between regular meetings                      J. Evans Attwell
  . Perform the functions of a nominating         Larry D. Horner
    committee to recommend candidates for         Jon P. Newton
    election to the board and committees of       Michael J. Poulos
    the board


                               Finance Committee

  Functions                                       Members


  . Advise and consult with management            Anne M. Tatlock (chair)
    concerning the general financial              J. Evans Attwell
    affairs of American General, including        Larry D. Horner
    capital structure, financing                  Michael E. Murphy
    arrangements, investment strategy, and        Jon P. Newton
    similar matters of a financial nature         Michael J. Poulos


                        Management Development Committee

  Functions                                       Members


  . Advise and consult with the chief             Robert M. Devlin (chair)
    executive officer concerning the              Brady F. Carruth
    management structure of the                   W. Lipscomb Davis Jr.
    organization and the recruitment and          J. Edward Easler II
    development of executive management           Richard J.V. Johnson

                                                  Robert E. Smittcamp

                              Personnel Committee

  Functions                                       Members*


  . Review the contribution of key officers       Larry D. Horner (chair)
    and the compensation of these                 J. Edward Easler II
    individuals                                   Richard J.V. Johnson
  . Review American General's employee            Michael J. Poulos
    benefit programs and administer certain       Robert E. Smittcamp
    of these plans                                Anne M. Tatlock

  -------
  * Each of the members of the Committee is a "non-employee director" (i.e., not an officer or employee of American General or its sub-sidiaries)


------------------------------------------------------------------------------

6                               AMERICAN GENERAL

-------------------------------------------------------------------------------

Attendance at Meetings

 During 1998, the board of directors held nine meetings. In addition, the Finance Committee met four times; the Audit Committee and Personnel Committee each met three times; and the Management Development Committee met two times. The Executive Committee met concurrently with the board of directors in January 1998. The directors (as a group) attended at least 93% of the meetings of the board and board committees on which they served.

Compensation of Directors

 Each member of the board of directors receives an annual retainer of $32,000, plus a fee of $1,500 for attendance at each meeting of the board or a board committee. Committee chairmen receive an additional $5,000 annual retainer. No fees or retainers are paid to any director who is an employee of American Gen-eral.

 Non-employee directors may elect to defer some or all of their cash compensa-tion under American General's deferred compensation plan. Deferred accounts are credited, at the director's election, with either phantom units of Common Stock or with interest at rates that mirror the Cash Fund under the American General Employees' Thrift and Incentive Plan. If the director elects to have the deferred compensation invested in Common Stock, then the director will be credited with an award equal to 20% of the deferred compensation, which will generally vest in three years and be deemed to be invested in Common Stock. Vesting of this award will accelerate upon the death or disability of the di-rector, or a change in control.

 The American General Retirement Plan for Directors was terminated effective March 1, 1997. Each of the non-employee directors who was serving on that date received phantom units of Common Stock with a value equal to the benefits such director would have received under the Plan through March 1, 1997. Upon termi-nation of board service, such directors will be entitled to receive cash in an amount equal to the then current value of such units.

 Non-employee directors are eligible for certain awards pursuant to American General's stock and incentive plans. In 1998, each of American General's non-employee directors received a grant of phantom units equivalent to 500 shares of Common Stock at the date of grant. In addition, each such director received options to purchase 1,500 shares of Common Stock at an exercise price of $58.875, which was the fair market value of Common Stock on the date of grant. These stock options expire on March 5, 2008. Future awards are subject to the discretion of the board.

-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                             7

-------------------------------------------------------------------------------

                              SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

 The following table shows the number of shares of Common Stock and phantom stock units beneficially owned by each director and Named Executive Officer, individually, and by all directors and executive officers as a group (in each case as of February 28, 1999). As of that date, none of the persons listed in the table owned more than 1% of American General's issued and outstanding Com-mon Stock, nor did any of those persons own any Preferred Stock. All directors and executive officers as a group beneficially owned approximately 1% of Amer-ican General's outstanding Common Stock.

 The Named Executive Officers refer to those executive officers that American General is required to identify in the Summary Compensation Table on page 15. Those individuals are: Robert M. Devlin, Jon P. Newton, James S. D'Agostino Jr., Rodney O. Martin Jr., and Thomas L. West Jr.


                                                        Number of Shares
               Name of Beneficial Owner           Beneficially Owned/1/,/2/,/3/
               ------------------------           -----------------------------
      Robert M. Devlin...........................             539,824/4/
      Jon P. Newton..............................             199,819
      James S. D'Agostino Jr. ...................             208,316
      Rodney O. Martin Jr. ......................              91,285/4/
      Thomas L. West Jr. ........................             121,454
      J. Evans Attwell...........................             163,871/4/
      Brady F. Carruth...........................              35,669/4/
      W. Lipscomb Davis Jr.......................              31,913/4/,/5/
      J. Edward Easler II........................                 500
      Larry D. Horner............................               8,368/4/
      Richard J. V. Johnson......................              19,761
      Michael E. Murphy..........................               4,008
      Michael J. Poulos..........................             592,378/4/
      Robert E. Smittcamp........................              75,731/4/
      Anne M. Tatlock............................               5,408
      All Director Nominees and Executive
       Officers as a Group.......................           2,880,311

-------
/1/Beneficial ownership signifies sole voting and investment power, unless otherwise noted. Each participant in the Thrift Plan has sole voting power with respect to shares held in the participant's plan account (subject to being exercised by the Thrift Plan's trustee in the event the participant does not exercise voting power). A holder of restricted stock granted under American General's stock and incentive plans has sole voting power but not investment power with respect to such shares. Those disclaiming beneficial ownership share voting and investment power with respect to the securities subject to disclaimer, unless otherwise noted. Securities subject to such disclaimers are included in the total number of 2,880,311 shares listed above.
/2/Includes shares of Common Stock issuable upon the exercise of options exercisable within a period of 60 days from February 28, 1999, as follows:
   Messrs. Attwell, Carruth, Davis, Horner, Johnson, Smittcamp, and Ms. Tatlock--2,000 shares each; Mr. Murphy--500 shares; Mr. Poulos--400,500 shares; Mr. Devlin--360,334 shares; Mr. Newton--138,933 shares; Mr. D'Agostino--156,366 shares; Mr. Martin--43,833 shares; and Mr. West--74,400 shares.
/3/Includes all phantom stock units, excluding performance share awards granted to Named Executive Officers.
/4/Includes shares owned by family members as follows: Mr. Attwell--7,200 shares; Mr. Carruth--9,021 shares; Mr. Davis--5,008 shares; Mr. Horner-- 1,000 shares; Mr. Martin--1,050 shares; Mr. Poulos--6,033 shares; and Mr. Smittcamp--300 shares; and, for Mr. Davis, includes 4,090 shares held in trust. Messrs. Attwell, Carruth and Davis disclaim beneficial ownership of such shares; Mr. Carruth has sole voting and investment power with respect to 5,719 of the shares held by family members. Also, includes shares held by a family foundation as follows: Mr. Devlin--3,778 shares and Mr. Poulos--3,000 shares.
/5/Includes 4,162 shares held by a limited partnership of which he is the general partner.

-------------------------------------------------------------------------------

8                              AMERICAN GENERAL

-------------------------------------------------------------------------------

Security Ownership of Certain Beneficial Owners

 The following table sets forth as of February 28, 1999, the number of shares of Common Stock or Preferred Stock owned by each person who is known by Ameri-can General to own beneficially more than 5% of American General's outstanding Common Stock or Preferred Stock:



       Name and Address                       Shares Beneficially Percent of
     of Beneficial Owner      Title of Class         Owned          Class
 ---------------------------------------------------------------------------
  Putnam Investments, Inc.       Common Stock     16,757,409/1/       6.7%
    One Post Office Square
    Boston, MA
  AMVESCAP PLC                   Common Stock     13,078,876/2/       5.2%
    11 Devonshire Square
    London EC2M 4YR
    England
  The Lucy B. Gooding         Preferred Stock        753,422/3/      32.5%
    1995 Living Trust
    2970 St. Johns Avenue
    Jacksonville, FL
  The Bryan Trust             Preferred Stock        479,236/4/      20.7%
    One Independent Drive
    Jacksonville, FL
  The Olive Julia Gibson      Preferred Stock        186,506/4/       8.1%
    Bryan Testamentary Trust
    One Independent Drive
    Jacksonville, FL

 -------
 /1/Based on a Schedule 13G dated February 4, 1999. Putnam Investments,
    Inc. reports sole voting power with respect to none of such shares and shared voting power with respect to 1,171,577 shares.
 /2/Based on a Schedule 13G dated February 12, 1998. AMVESCAP PLC and cer-tain of its subsidiaries report shared voting and investment power with respect to all of the shares reported in the table.
 /3/Lucy B. Gooding, Robert A. Mills, and Bonnie H. Smith are trustees of
    The Lucy B. Gooding 1995 Living Trust.
 /4/Jacob F. Bryan IV, G. Howard Bryan, and Cynthia Craig Bliss are bene-ficiaries and/or trustees of The Bryan Trust and The Olive Julia Gibson Bryan Testamentary Trust.


-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                             9

-------------------------------------------------------------------------------

                            EXECUTIVE COMPENSATION

PERSONNEL COMMITTEE REPORT

 The Personnel Committee of the board is responsible for reviewing and estab-lishing the compensation principles for American General, administering the company's executive compensation programs, and recommending to the board the compensation for the Chief Executive Officer, the Vice Chairman, and the other top 25 most highly salaried executives. It also approves or ratifies the com-pensation for the second 25 most highly salaried executives. The members of the Personnel Committee are non-employee directors who receive no compensa-tion, other than as described on page 7.

Compensation Philosophy

 American General recognizes the rapid consolidation and convergence of the financial services industry and the inherent challenges that result from these and other market changes. To manage effectively through these complexities, the company must attract and retain executives with superior skills and tal-ents. Such individuals, through their performance, will best serve the inter-ests of shareholders and the company.

 To ensure appropriate focus on shareholder interests, American General has implemented a "pay for performance" system of compensation to create a direct link between compensation and the company's performance. The objectives of the company's compensation programs are to:

  . attract, motivate, and retain the highest quality employees

  . align the financial interests of American General's employees with the interests of its shareholders

  . create incentives for both short-term and long-term performance

  . motivate the company's employees to achieve its objectives in a manner that is consistent with the company's goals

 To achieve its objectives, American General's compensation philosophy and programs:

  . reward compensation based on the achievement of financial and other performance measures for the company and its operating divisions

  . provide a significant percentage of compensation through long-term incentive awards directly linked to performance and shareholder returns

  . encourage significant ownership participation by employees in the company's Common Stock

Compensation Methodology

 The financial services industry is consolidating and converging as insurance companies, banks, money managers, and brokers compete in the sale of similar consumer products and services. American General is committed to employing ex-ecutives who are capable of competing successfully in this changing market-place. To this end, the company strives to provide compensation at levels and in forms that will attract and retain superior talent and motivate those indi-viduals to achieve superior short-term and long-term performance consistent with the company's vision and values.

-------------------------------------------------------------------------------

10                             AMERICAN GENERAL

-------------------------------------------------------------------------------

 To ensure that American General is offering sufficient compensation to at-tract the highest quality executive talent, the Personnel Committee reviewed compensation data from a peer group in the financial services industry. The primary market comparison information was derived from a survey of 21 compa-nies that compete in the company's lines of business. The peer companies se-lected for the survey are subject to change as the company and its competitors change their focus or as new competitors emerge in the industry.

 Using market data and the company's past practices, and relying on the advice of outside compensation specialists, the company establishes a range of com-pensation and stock awards for its executives. The range for each executive is established based upon the executive's position in the company. Decisions re-garding compensation for each individual executive are based on these ranges, the performance of the company and its operating divisions, and the execu-tive's degree of responsibility and performance against stated objectives. Company and division performance are measured by factors that include growth in earnings and return on equity. The Personnel Committee took particular note of American General's outstanding performance in 1998 -- exceeding its goals for profitability with a 16% increase in operating earnings per share, achiev-ing an operating return on equity of over 15%, and surpassing $1 billion in operating earnings and $100 billion in assets. The Committee also recognized that the company produced a total return to shareholders in 1998 that outpaced both the S&P 500 Index and its industry peer group.

Components of Compensation

 American General's compensation programs reflect its commitment to a "pay for performance" culture, which emphasizes aligning the interests of employees with those of its shareholders. Consistent with this approach, the company has de-emphasized base salary and has relied increasingly on incentive-based vari-able compensation. In addition, the company has expanded the number of indi-viduals eligible for incentive-based variable compensation to employees with an annual base salary of $65,000 or higher.

 There are three compensation components: base salaries, cash bonuses, and long-term incentives. Individual compensation decisions for each component of compensation are made consistent with the company's compensation philosophy and methodology. In addition, to solidify the on-going commitment of manage-ment to the profitability of the enterprise and shareholder interests, employ-ees eligible for variable compensation are encouraged to meet ownership guide-lines.

  Base Compensation

   Base salaries are set at competitive market rates to ensure that superior executive talent is attracted and retained. Individual base compensation decisions take into consideration the factors described above.

  Cash Bonuses

   For 1998 performance, American General paid performance bonuses totaling $20 million to 697 employees. Consistent with the company's "pay for per-formance" culture, the number of employees receiving performance bonuses increased by over 50% from the prior year. Bonuses paid in January 1999 to the 15 highest salaried employees were subject to performance hurdles es-tablished under the Performance-Based Plan for Executive Officers described at page 22 of this Proxy Statement.

-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                            11

-------------------------------------------------------------------------------

  Long-Term Incentive Awards

   Long-term incentive awards are designed to build employee ownership in the company and align the interests of employees with those of American General's shareholders.

   Stock Options. In 1998, the company extended stock options deeper into the organization than it had in the past. The company believes that the use of stock options in this manner will enhance long-term growth and profitability and benefit shareholders. In 1998, options were awarded to 539 employees for 2,503,000 shares of Common Stock, of which 460,000 were awarded to the Named Executive Officers. This compares to 1997, when options were awarded to 277 employees for 1,446,833 shares of Common Stock, of which 326,000 were awarded to the Named Executive Officers.

   Stock options are granted with an exercise price equal to the fair market value of Common Stock on the date of the grant. Options issued in 1998 become exercisable in three equal annual installments beginning on the first anniversary of the grant. American General has never cancelled existing options and replaced them with new options exercisable at lower prices.

   Reload Options. Reload options are granted in support of American General's overall objective to increase employee Common Stock ownership. Certain executives, including the Named Executive Officers, are eligible to receive reload options. With the reload feature, an executive who exercises an option with already-owned shares of Common Stock prior to the end of the option term will receive a reload option for the shares of Common Stock tendered. The reload option will be exercisable for the remaining term of the original option, at a price equal to the fair market value of Common Stock on the date the original option is exercised.

   Performance Awards. Performance awards are phantom units that are equivalent to shares of Common Stock and earned over a three-year performance period. These awards are contingent upon the company's achieving certain performance goals that are established in advance by the Personnel Committee. The performance goals established by the Committee have been based on earnings per share growth and could result in vesting from zero up to 200%. (See the Long Term Incentive Awards Table on page 17.) In 1998, performance awards were granted to each of the Named Executive Officers.

   Restricted Stock. The Personnel Committee is also authorized to make awards of restricted stock. In 1998, each of the Named Executive Officers received a restricted stock award as reported in the "Summary Compensation Table" on page 15. Such awards are subject to forfeiture if certain performance criteria are not met.

-------------------------------------------------------------------------------

12                             AMERICAN GENERAL

-------------------------------------------------------------------------------

  Stock Ownership Guidelines

   American General's goal is to increase employee Common Stock ownership to 6% over the next five years. As a natural complement to the company's "pay for performance" compensation philosophy and its belief that equity based compensation leads to greater alignment with the interests of sharehold-ers, employees eligible for variable compensation are encouraged to meet the following stock ownership guidelines within five years:

                                                            Stock Ownership
                    Title/Salary Level                         Guidelines
                    ------------------                  ------------------------
   Chairman............................................ 8x annual base salary
   Vice Chairman and Group Executives.................. 7x annual base salary
   Management Committee................................ 6x annual base salary
   Salary greater than or equal to $300,000............ 5x annual base salary
   Salary between $250,000 and $299,999................ 4x annual base salary
   Salary between $200,000 and $249,999................ 3x annual base salary
   Salary between $150,000 and $199,999................ 1.50x annual base salary
   Salary between $100,000 and $149,999................ .75x annual base salary
   Salary between $65,000 and $99,999.................. .50x annual base salary

  These guidelines are subject to change from time to time by the board of directors.

Compensation of Chief Executive Officer

 Mr. Devlin's compensation, including his variable compensation, was awarded consistent with American General's overall compensation philosophy and method-ology. The Personnel Committee took note of the substantial and unique contri-bution made by Mr. Devlin in connection with the company's outstanding profit-ability and shareholder return. In particular, the Committee considered Mr. Devlin's contribution to the company in achieving significant growth in earn-ings per share and return on equity and in reaching the milestones of $1 bil-lion in operating earnings and $100 billion in assets. Mr. Devlin's compensa-tion is set forth in the "Summary Compensation Table" at page 15, the "Stock Options Granted in 1998" table at page 16, and the "Long-term Incentive Plan Awards Granted in 1998" table at page 17 .

Deductibility of Compensation

 Section 162(m) of the Internal Revenue Code generally disallows a tax deduc-tion to public companies for annual compensation over $1 million paid to their chief executive officer and other highly compensated executive officers. The Code generally excludes from the calculation of the $1 million cap compensa-tion that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the policy of the Personnel Committee to es-tablish compensation practices that are both cost-efficient from a tax stand-point and effective as a compensation program. The Committee also considers it important to be able to utilize the full range of incentive compensation, even though some compensation may not be fully deductible.

                             By the Personnel Committee:

                             Larry D. Horner (Chair)
                             J. Edward Easler II
                             Richard J.V. Johnson
                             Michael J. Poulos
                             Robert E. Smittcamp
                             Anne M. Tatlock

-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                            13

-------------------------------------------------------------------------------

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

  The performance graph below shows American General's total return on Common Stock compared to the S&P 500 Composite Stock Price Index and the S&P Insur-ance (Life/Health) Index over the five-year period beginning December 31, 1993. The results are based on an assumed $100 invested on December 31, 1993, and reinvestment of dividends.



                             [GRAPH APPEARS HERE]

                                                                   5-Year Annualized
    Year-End        1993    1994    1995    1996    1997    1998     Total Return

 American General  $100.00 $102.92 $131.79 $159.92 $217.82 $321.61      26.32%
------------------------------------------------------------------------------------
 S&P 500            100.00  101.31  139.23  171.35  228.52  293.83      24.06%
------------------------------------------------------------------------------------
 S&P Insurance
 (Life/Health)      100.00   83.01  119.00  144.95  181.25  191.35      13.86%

  There can be no assurance that the company's stock performance will continue into the future with the same or similar trends depicted in the performance graph. American General does not make or endorse any predictions as to future performance of its stock. The performance graph above shall not be deemed in-corporated by reference into any other public filing, unless the company spe-cifically incorporates such graph by reference.

-------------------------------------------------------------------------------

14                             AMERICAN GENERAL

-------------------------------------------------------------------------------

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

 The following table includes information concerning the annual compensation to the Named Executive Officers for services in all capacities to American General and its subsidiaries for the fiscal years ended December 31, 1998, 1997, and 1996.


                          SUMMARY COMPENSATION TABLE

 ----------------------------------------------------------------------------

                                                                         Long-
                                                                  Term Compensation/1/
                                           -------------------------------------------
                                      Annual Compensation                  Awards              Payouts
 ----------------------------------------------------------------------------------------------------------------
                                                                                              Long-Term
                                                     Other Annual  Restricted   Securities    Incentive      All Other
                                                       Compen-        Stock     Underlying       Plan         Compen-
   Name and Position      Year Salary($) Bonus($)/2/ sation($)/3/ Awards ($)/4/ Options (#) Payouts ($)/5/ sation ($)/6/
   -----------------      ---- --------- ----------- ------------ ------------- ----------- -------------- -------------
   Robert M. Devlin,      1998 $951,346  $2,250,000    $19,455     $3,000,000     225,000      $   -0-       $391,069
    Chairman,             1997  816,154   1,750,000     17,602      2,181,250     150,000          -0-         40,645
    President and CEO     1996  615,385     750,000        -0-            -0-     100,000      123,375         31,776
                 ---------------------------------------------------------------------------------------------------
   Jon P. Newton,         1998  579,808   1,100,000      5,893      1,500,000     100,000          -0-        187,046
    Vice Chairman         1997  483,077     650,000        -0-        436,250      60,000      174,750         25,754
                          1996  416,154     300,000        -0-            -0-      25,000          -0-         23,102
                 ---------------------------------------------------------------------------------------------------
   James S. D'Agostino
    Jr.,                  1998  539,423     500,000        -0-      1,200,000      75,000          -0-        144,523
    Vice Chairman and     1997  466,154     500,000        -0-            -0-      75,000      174,750        112,498
    Group Executive--     1996  369,539     300,000        -0-            -0-      25,000       88,125         19,124
    Consumer Finance
                 ---------------------------------------------------------------------------------------------------
   Rodney O. Martin Jr.,  1998  413,864     500,000      4,314      1,730,000      30,000          -0-         62,008
    Vice Chairman and     1997  308,077     325,000        -0-        218,125      20,000          -0-        168,048
    Group Executive--     1996  250,385     135,000        -0-            -0-      15,500          -0-          7,253
    Life Insurance
                 ---------------------------------------------------------------------------------------------------
   Thomas L. West Jr.,    1998  413,864     400,000        -0-      1,580,000      30,000          -0-         73,930
    Vice Chairman and     1997  325,000     300,000        -0-            -0-      21,000          -0-         21,668
    Group Executive--     1996  316,539     135,000        -0-            -0-      21,000          -0-         18,344
    Retirement Services
                 ---------------------------------------------------------------------------------------------------

  /1/Plan Awards. All long-term compensation awards were granted under the stock and incentive plans of American General.
  /2/Bonus Payment. The bonus amounts for performance for each year are de-
     termined and paid in the subsequent year.
  /3/Other Annual Compensation. Amounts represent reimbursement for certain income taxes.
  /4/Restricted Stock Awards. These amounts represent the value of the re-stricted stock on the date of grant. At December 31, 1998, Messrs. Devlin, Newton, D'Agostino, Martin, and West held an aggregate of 100,000, 41,000, 20,000, 37,500, and 32,500 shares, respectively, with a value of $7,800,000, $3,198,000, $1,560,000, $2,925,000, and
     $2,535,000, respectively. Dividends are paid to holders with respect to restricted stock at the same rate as is paid on all other shares of Common Stock. The restricted stock awards granted in 1998 are subject to forfeiture if certain performance criteria are not met. In the event of a Change in Control, all forfeiture restrictions with respect to all outstanding shares of restricted stock immediately lapse. See "Change in Control Arrangements" below for the definition of "Change in Control."
  /5/Long-Term Incentive Plan Payouts. These amounts represent the value of performance awards on the date of vesting, following the three-year performance period, regardless of whether the vested award was paid in cash, stock, or a combination thereof.
  /6/All Other Compensation. For each Named Executive Officer, the 1998 amount includes American General's contributions to the Thrift Plan and Supplemental Thrift Plan, premiums paid by the company for a group carve out individual life insurance policy, and the value of split dollar life insurance. The Thrift Plan contributions for 1998 were $7,200 for each of the Named Executive Officers. The Supplemental Thrift Plan contributions and the premiums paid for group carve out life insurance for 1998 were as follows: Mr. Devlin-$35,311 and $11,098; Mr. Newton-$18,591 and $4,966; Mr. D'Agostino-$16,774 and
     $2,790; Mr. Martin-$10,414 and $1,260; and Mr. West-$10,414 and
     $4,315. The following amounts were included for split dollar life in-surance: Mr. Devlin-$337,460; Mr. Newton-$156,289; Mr. D'Agostino- $117,759; Mr. Martin-$43,134; and Mr. West-$52,001. Cumulative premi-ums paid by the company for split dollar life insurance are recovered by the company from the cash value of the life insurance policy at the later of retirement or 16 years. The amounts included for split dollar life insurance in the table represent the present value of the inter-est projected to accrue on the current year's insurance premium.


----------------------------------------------------------------------------

                             1999 PROXY STATEMENT                            15

-------------------------------------------------------------------------------

STOCK OPTIONS GRANTED, OPTION EXERCISES AND YEAR END VALUE

 The following table includes information on grants of stock options during fiscal year 1998 to the Named Executive Officers. No stock appreciation rights were granted during fiscal year 1998.

                         STOCK OPTIONS GRANTED IN 1998

 ------------------------------------------------------------------------------------
                                    Individual Stock Option Grants
                            ----------------------------------------------
                                         % of Total                        Grant Date
                             Options   Options Granted Exercise             Present
                             Granted    to Employees    Price   Expiration   Value
            Name            (#)/1/,/2/     in 1998      ($/Sh)     Date      ($)/3/
 ------------------------------------------------------------------------------------
        Robert M. Devlin     225,000           9%      $59.4375  03-04-08  $3,422,250
        Jon P. Newton        100,000           4        59.4375  03-04-08   1,521,000
        James S.
         D'Agostino Jr.       75,000           3        59.4375  03-04-08   1,140,750
        Rodney O. Martin
         Jr.                  30,000           1        59.4375  03-04-08     456,300
        Thomas L. West Jr.    30,000           1        59.4375  03-04-08     456,300
 ------------------------------------------------------------------------------------

 /1/Options. These consist of non-qualified options and incentive stock options to acquire Common Stock, which generally become exercisable in three equal annual installments beginning on the first anniversary of the grant. The non-qualified options include the right to receive reload options in the event the optionee exercises an option with already-owned shares of Common Stock. A description of the reload options is set forth on page 12 in the Personnel Committee Report.
 /2/Change in Control. In the event of a Change in Control, the stock option agreements provide for acceleration of vesting. See "Change in Control Arrangements" below for the definition of "Change in Control."
 /3/Grant Date Present Value. These estimates of value are disclosed for illustration only and should not be interpreted as projections of the future price of Common Stock. These estimates were developed using a Black-Scholes option pricing model incorporating the following assumptions: expected volatility of 23%, risk free interest rate of 5.77%, expected life of 6 years, and dividend yield of 2.5%.


 The following table contains information concerning the options exercised by the Named Executive Officers during fiscal year 1998 and the unexercised op-tions held by the Named Executive Officers as of December 31, 1998.

 AGGREGATED OPTION EXERCISES IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998/1/
 -----------------------------------------------------------------------------

                                                             Number of Securities      Value of Unexercised
                                                            Underlying Unexercised     In-the-Money Options
                                                            Options at 12/31/98 (#)      at 12/31/98($)/2/
                           Shares Acquired in    Value     ------------------------- -------------------------
           Name               Exercise (#)    Realized ($) Exercisable Unexercisable Exercisable Unexercisable
 -------------------------------------------------------------------------------------------------------------
  Robert M. Devlin                 -0-               -0-     218,667      358,334    $9,429,112   $8,997,424
  Jon P. Newton                    -0-               -0-      77,266      148,334     3,327,821    3,585,028
  James S. D'Agostino Jr.        4,264          $169,615      98,032      133,334     4,320,189    3,464,091
  Rodney O. Martin Jr.             -0-               -0-      21,999       48,501       891,713    1,235,287
  Thomas L. West Jr.               -0-               -0-      50,400       51,000     2,229,837    1,336,500
 -------------------------------------------------------------------------------------------------------------

 /1/Options. The options reported in the table include both incentive stock options and non-qualified options. All outstanding options are subject to acceleration of vesting in the event of a Change in Control.
 /2/Value. "Value" is the difference between the fair market value of the underlying shares of Common Stock and the exercise price.


-------------------------------------------------------------------------------

16                             AMERICAN GENERAL

-------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1998

 The following table describes the performance awards granted during the fis-cal year ended December 31, 1998, to the Named Executive Officers.

                LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1998
-------------------------------------------------------------------------------

                                        Performance
                                         or Other
                                          Period          Estimated Future Payouts
                                           Until              in Units/2/,/3/
                            Number of   Maturation  ------------------------------------
  Name                     Units (#)/1/  or Payout  Threshold (#) Target (#) Maximum (#)
----------------------------------------------------------------------------------------
  Robert M. Devlin            22,500     1998-2000     11,250       22,500     45,000
  Jon P. Newton                7,500     1998-2000      3,750        7,500     15,000
  James S. D'Agostino Jr.      7,500     1998-2000      3,750        7,500     15,000
  Rodney O. Martin Jr.         2,500     1998-2000      1,250        2,500      5,000
  Thomas L. West Jr.           2,500     1998-2000      1,250        2,500      5,000
----------------------------------------------------------------------------------------

 /1/Performance Units. Each unit is the equivalent of one share of Common
    Stock.
 /2/Future Payouts. The performance criterion for these performance awards is cumulative operating earnings per share for the three-year performance period. Subject to downward adjustment at the discretion of the Personnel Committee, performance awards will vest from 0% to 200% on a pro rata basis according to the following levels: If cumulative operating earnings per share for the period are less than a threshold performance level of $11.78, no units will vest; if cumulative operating earnings per share for the period are between $11.78 and a target performance level of $12.35, units will vest pro-rata from 50% up to 100%; and if cumulative operating earnings per share for the period are between $12.35 and a maximum performance level of $13.31, units will vest pro-rata from 100% up to 200% of the original grant.
 /3/Change in Control. In the event of a Change in Control, performance awards would vest at 100%. See "Change in Control Arrangements" below for the definition of "Change in Control."


-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                            17

-------------------------------------------------------------------------------

 PENSION PLANS

 Pension Plan Table "A" shows the estimated annual retirement benefits payable to Messrs. Devlin, Newton, and D'Agostino pursuant to their respective Supple-mental Executive Retirement Agreements ("SERAs") with American General, which comprise a non-qualified, unfunded, defined benefit pension plan.


                            PENSION PLAN TABLE "A"

-------------------------------------------------------------------------------

                                        Years of Service
       Remuneration    10 Yr.    15 Yr.     20 Yr.     25 Yr.     28 Yr.
--------------------------------------------------------------------------
       $  400,000     $ 96,000 $  144,000 $  192,000 $  240,000 $  268,800
          500,000      120,000    180,000    240,000    300,000    336,000
          750,000      180,000    270,000    360,000    450,000    504,000
        1,000,000      240,000    360,000    480,000    600,000    672,000
        1,500,000      360,000    540,000    720,000    900,000  1,008,000
        2,000,000      480,000    720,000    960,000  1,200,000  1,344,000
        2,500,000      600,000    900,000  1,200,000  1,500,000  1,680,000
        3,000,000      720,000  1,080,000  1,440,000  1,800,000  2,016,000
--------------------------------------------------------------------------

 The SERA benefits shown in Pension Plan Table "A" are subject to offset (i) for the respective Named Executive Officer's benefits under the American General Retirement Plan, a qualified non-contributory defined benefit pension plan, and American General's Restoration of Retirement Income Plan, a non-qualified, unfunded, defined benefit pension plan, and (ii) for one-half of his annual benefit under the Social Security Act relating to Old-Age and Disability benefits. Compensation for the purposes of the SERAs includes annual salary and bonus amounts reported in the Summary Compensation Table. The estimated credited years of service under the SERAs for Messrs. Devlin, Newton, and D'Agostino are 21, 12, and 13, respectively. The maximum number of years of service that can be credited under the SERAs is 28. The SERA benefit is computed on the basis of a straight-life annuity with a 10-year term certain.


 Pension Plan Table "B" shows the estimated annual retirement benefits payable to Messrs. Martin and West pursuant to American General's Supplemental Execu-tive Retirement Plan ("SERP"), which comprises a non-qualified, unfunded, de-fined benefit pension plan.


                            PENSION PLAN TABLE "B"

-------------------------------------------------------------------------------

                                      Years of Service
       Remuneration    10 Yr.   15 Yr.   20 Yr.     25 Yr.     30 Yr.
-----------------------------------------------------------------------
       $  400,000     $ 80,000 $120,000  $160,000 $  200,000 $  240,000
          500,000      100,000  150,000   200,000    250,000    300,000
          750,000      150,000  225,000   300,000    375,000    450,000
        1,000,000      200,000  300,000   400,000    500,000    600,000
        1,500,000      300,000  450,000   600,000    750,000    900,000
        2,000,000      400,000  600,000   800,000  1,000,000  1,200,000
        2,500,000      500,000  750,000 1,000,000  1,250,000  1,500,000
        3,000,000      600,000  900,000 1,200,000  1,500,000  1,800,000
-----------------------------------------------------------------------

   The SERP benefits shown in Pension Plan Table "B" are subject to offset
 (i) for the respective Named Executive Officer's benefits under the American General Retirement Plan, a qualified non-contributory defined benefit pension plan, and American General's Restoration of Retirement Income Plan, a non-qualified, unfunded, defined benefit pension plan and (ii) for one-half of his annual benefit under the Social Security Act relating to Old-Age and Disability benefits. Compensation for the purposes of the SERPs includes annual salary and bonus amounts reported in the Summary Compensation Table. The estimated credited years of service under the SERP for Messrs. Martin and West are 3 and 6, respectively. The maximum number of years of service that can be credited under the SERP is 30. The SERP benefit is computed on the basis of a straight-life annuity with a 10-year term certain.


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18                             AMERICAN GENERAL

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                        CHANGE IN CONTROL ARRANGEMENTS
 Change in Control. The phrase "Change in Control" for all purposes used in this proxy statement is generally defined as (i) the acquisition of 30% or more of the voting securities of American General by a non-affiliate; (ii) the merger or consolidation of American General or its direct or indirect subsidi-ary unless the voting securities of American General immediately prior to the transaction continue to represent at least 51% of the voting power of American General, the surviving entity, or any parent thereof immediately after the transaction; (iii) the sale of substantially all of the assets of American General, except to an entity that has 51% of its voting power held by those who were the shareholders of American General immediately prior to such sale, in substantially the same proportions; (iv) the adoption of a plan of liquida-tion of American General by its shareholders; or (v) a change in the constitu-ency of the board of directors, where the current directors or their nominees cease to constitute a majority of the board of directors of American General.

 Change in Control Severance Agreements. American General has agreements pro-viding for the payment of severance benefits to Messrs. Martin and West and certain other officers of American General and its subsidiaries following a Change in Control in the event of certain qualifying terminations of employ-ment within a three-year period after the Change in Control. The initial terms of the agreements will expire on December 31, 2000. Terminations that will qualify the terminated officer for severance payments include a termination by American General without "Cause" (as defined in the severance agreement) and a termination by the officer with "Good Reason" (as defined in the severance agreement) within three years following a Change in Control. Good Reason in-cludes certain changes in duties, responsibilities, salary and bonus amounts, or benefits.

 In the event of a qualifying termination, these agreements provide for sever-ance payments equal to approximately three times the sum of the officer's an-nual base salary and average annual bonus. Each agreement provides an addi-tional amount to cover payment of any applicable excise tax on all benefits received as the result of a Change in Control (whether or not pursuant to the severance agreement) and any income or employment taxes imposed on the excise tax payment in order that the net amount retained by the officer will equal the amount the officer would have received absent any such excise tax. The agreements also provide for certain other benefits.

 Supplemental Executive Retirement Plan and Agreements. Under the Supplemental Executive Retirement Agreements entered into as of February 1, 1998, with Messrs. Devlin, Newton, and D'Agostino and the Supplemental Executive Retirement Plan in which Messrs. Martin and West participate as of February 1, 1998, the retirement benefit of each Named Executive Officer will vest upon a Change in Control. In the event of certain qualifying terminations of employ-ment after a Change in Control, each Named Executive Officer will be given up to 36 additional months of age and service credit in the determination of this supplemental retirement benefit.

 Company Stock-Based Awards. All of the awards outstanding or to be granted under American General's stock and incentive plans are subject to the auto-matic acceleration of vesting upon a Change in Control. See the applicable footnotes to the preceding executive compensation tables for a description of how a Change in Control would affect each type of award under such plans.

 Deferred Compensation Plan. American General has adopted a deferred compensa-tion plan that allows certain officers, including all of the Named Executive Officers, to defer a portion of their salary and bonus. The investment options for the deferred compensation plan include phantom units of Common Stock. If the officer elects to have the deferred compensation invested in Common Stock, then the officer will be credited with an award equal to 20% of the deferred salary and bonus, which will generally vest in three years and be deemed to be invested in Common Stock. Vesting of this award will accelerate upon the nor-mal retirement, disability, or death of the officer or a Change in Control.


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                             1999 PROXY STATEMENT                            19

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                             EMPLOYMENT AGREEMENTS
 As of February 1, 1998 (the "Effective Date"), American General entered into three-year Employment Agreements with Messrs. Devlin, Newton, and D'Agostino (the "Executives"), the terms of which are automatically extended for an additional month on the first day of each month, unless American General or the Executive has given prior notice. Under each Agreement, the Executive agrees to devote his full working time, energies, and attention to his duties, and undertakes certain non-competition obligations to American General, which generally require the Executive not to directly or indirectly compete with the company in any area of the United States in which the company conducts business for the three-year period following his termination of employment.

 Each Agreement provides that the Executive will be entitled to receive an an-nual base salary not less than that in effect on May 1, 1998, and will be pro-vided with an opportunity to earn an annual bonus. If, as is anticipated for the 1999 fiscal year, the Executive participates in a bonus plan pursuant to which performance objectives, bonus opportunities, and levels of payment are set for the Executive (a "formula bonus plan"), his minimum bonus opportunity for the 1999 fiscal year (when measured as a percentage of the Executive's salary) will not be less than the average bonus percentage over the three pre-ceding years. The Executive's bonus opportunity for future years under the formula bonus plan cannot be reduced; however, the actual bonus to be paid with respect to each such year will be determined pursuant to the plan's pro-visions. The Agreement also provides that, when non-qualified options granted to the Executive after the Effective Date become exercisable, they will remain exercisable for their full term. The Agreement with Mr. Devlin also provides that if he retires after age 60, he will be credited with no fewer than 25 years of service under his Supplemental Executive Retirement Agreement with American General.

 If an Executive's employment is terminated (i) by American General for "Cause" (as defined in the Agreement), (ii) due to the Executive's death, or
(iii) by the Executive without "Good Reason" (as defined in the Agreement), then, except as described below, the Executive will generally be entitled only to payment of his salary through the date of termination of employment and to the other post-termination compensation and benefits to which he is entitled under the terms of the company's compensation and benefit plans.

 If an Executive's employment is terminated by the company without Cause, by the Executive for Good Reason, or by the Executive for any reason during the year immediately following a Change in Control, then, in addition to being entitled to his salary through the date of termination and the compensation and benefits to which he is entitled under the terms of American General's compensation and benefit plans, the Executive will be entitled to the payments and benefits described in this paragraph. The Executive will be generally entitled to a cash payment equal to a pro rata portion of the bonus that would be payable for the year in which his employment is terminated, assuming the applicable performance targets were achieved at target level. The Executive will also be entitled to a cash severance payment equal to three times the Executive's salary and average bonus as measured immediately prior to the date of termination as well as certain other benefits. This cash severance will be paid to the Executive over a three-year period in installments, except that, if the termination occurs following a Change in Control, the cash severance will be paid in a lump sum. In addition, American General will pay (or establish a trust to pay) all remaining premiums on any "split-dollar" insurance policy arrangement in effect between the Executive and American General and will transfer the rights and incidents of any such policy to the Executive at no cost to him. All unvested awards under American General's deferred compensation plan and outstanding stock

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20                             AMERICAN GENERAL

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options, restricted stock, and similar equity-based awards made by American
General to the Executive will become fully vested and any applicable performance goals will be deemed met at target level.

 Upon termination of each Executive's employment, other than a termination by the company for Cause or by the Executive without Good Reason, the Executive (and the Executive's spouse) will be entitled to lifetime medical and dental insurance benefits. In addition, if, following the attainment by the Executive of age 62 (or age 60 in the case of Mr. Devlin), the Executive's employment with American General terminates for any reason (other than a termination by American General for Cause), the Executive will become fully vested in all outstanding time-vested stock options, restricted stock, and similar equity-based awards granted to him by American General, and will also become vested in at least a pro rata portion of all equity-based performance awards.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS
 On February 25, 1998, American General acquired the remaining shares of common stock of Western National Corporation. Mr. Poulos, Western National, and American General entered into a letter agreement regarding the treatment of benefits payable to Mr. Poulos upon Mr. Poulos' resignation as Chairman, President, and CEO of Western National. In the letter agreement, Mr. Poulos agreed to increase the exercise price of his Western National options from no exercise price to $12 per option and to reduce the amount of his severance payment from $7.5 million to $4.5 million. Pursuant to the letter agreement, he surrendered to American General 16,268 shares of Common Stock in exchange for $950,000 (based on the NYSE closing sales price on the date of surrender) and 276,625 options to acquire Common Stock in exchange for $9.98 million (based on the spread between the NYSE closing sales price on the date of surrender and the exercise price). In addition, the other Western National options held by Mr. Poulos and converted in the acquisition will continue to be exercisable for the remainder of the original ten-year term of such options.

 In 1994, Mr. Poulos acquired 100,000 shares of Western National common stock from Conseco, Inc. at a net price of $11.365 per share. To finance this purchase, Western National made a five-year non-recourse loan, payable in one installment at maturity, to Mr. Poulos for the full purchase price, which was secured by the common stock. On March 4, 1998, Mr. Poulos repaid the loan in full (principal and accrued interest of approximately $1.5 million). On that date, he also received a payment from Western National of approximately $727,000 pursuant to a related tax-sharing agreement that he entered into at the request of Western National.

 In 1998, Mr. Attwell was Of Counsel to the law firm of Vinson & Elkins L.L.P., which provided legal services to American General and its subsidiaries during 1998.

 Various executive officers and directors of American General may from time to time purchase insurance or annuity products marketed by American General companies in the ordinary course of business.

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                             1999 PROXY STATEMENT                            21

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   PROPOSAL TO RE-APPROVE THE PERFORMANCE-BASED PLAN FOR EXECUTIVE OFFICERS
                            (Item 2 on Proxy Card)

 The Performance-Based Plan for Executive Officers was approved by the board of directors on March 17, 1994. The shareholders approved the Plan at the 1994 annual meeting of shareholders. The Plan became effective as of January 1, 1994. The Plan was re-approved by the board on March 4, 1999.

 Purpose of Re-Approving the Plan. As a result of the 1993 amendments to the Internal Revenue Code of 1986, publicly-held companies generally will not be entitled to a federal income tax deduction for annual compensation in excess of $1 million paid to any officer named in the Summary Compensation Table. However, a deduction is permitted for compensation if it is paid pursuant to a plan that has been approved by the shareholders. Federal tax rules require that the Plan be re-approved by the shareholders every five years.

 Summary of the Plan. The Plan is administered by the Personnel Committee of the board of directors.

 The Plan provides for the creation of a pool of funds each year in which (i) operating earnings for the Plan year exceed 7% of average shareholders' equity for a three-year period, including the current and prior two Plan years, and
(ii) a cash dividend was declared on the outstanding Common Stock during the Plan year.

 The pool for each year will be the sum of (i) 3% of that portion of the company's operating earnings for the Plan year that exceeds a base percentage return to shareholders on average shareholders' equity for the three-year pe-riod ending on the last day of the Plan year, plus (ii) the amount, not to ex-ceed $2 million, that was available to pay awards under the Plan for prior years but was not so paid. The base percentage return to shareholders is es-tablished annually by the Personnel Committee.

 The maximum annual award that will be made to a participant under the Plan for a Plan year will not exceed .05% of operating earnings for such year. This maximum amount is a limitation and does not represent a target. The award for each participant is based on a fixed percentage of the bonus pool and is es-tablished annually by the Committee, subject to reduction, in the Committee's discretion. Prior to the payment of awards under the Plan, the Committee will certify (by written minutes) that the performance goals and any other material terms of the Plan have been satisfied.

 A participant for purposes of the Plan will mean any officer of American Gen-eral or its subsidiaries who is, during the Plan year, among the 15 highest salaried employees of American General and its subsidiaries and who has been designated by the Committee as eligible to receive an award under the Plan for the Plan year. Only participants who remain employed by American General or its subsidiaries through the end of the applicable Plan year will receive pay-ment of an award. It is anticipated that all awards made under the Plan will be paid out in cash in one lump sum payment during the first quarter of the calendar year following the Plan year to which the award relates.

 The Plan may be amended at any time by the board of directors; provided, that no amendment that requires shareholder approval in order for awards paid under the Plan to continue to be deductible under the Code may be made without shareholder approval. The board of directors may terminate the Plan at any time.

 Shareholder Vote. Re-approval of the Plan will require the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock represented at the meeting.

 The board of directors believes that the re-approval of the Performance-Based Plan for Executive Officers is in the best interests of American General and its shareholders and recommends that you vote FOR its approval.

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22                             AMERICAN GENERAL

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             PROPOSAL TO APPROVE THE AMERICAN GENERAL CORPORATION
                         1999 STOCK AND INCENTIVE PLAN
                            (Item 3 on Proxy Card)

 The board of directors has adopted, subject to shareholder approval, the American General 1999 Stock and Incentive Plan. The 1999 Plan provides for the issuance of up to twelve million shares of Common Stock, which represents ap-proximately 4.8% of American General's outstanding shares as of March 10, 1999. The 1999 Plan is intended to promote the interests of American General and its shareholders by providing for equity-based incentive awards for Ameri-can General's employees and directors in order to further align their inter-ests with those of the shareholders. The 1999 Plan is designed to permit Amer-ican General to take a deduction under section 162(m) of the Internal Revenue Code, as amended, with respect to performance-based compensation to any par-ticipant who is a "covered employee" within the meaning of section 162(m).

 Summary of the 1999 Plan. A copy of the complete text of the 1999 Plan is at-tached as Annex A, and the following summary is qualified in its entirety by reference to such text. No awards have been granted to employees or non-em-ployee directors under the 1999 Plan. The shares provided for in the 1999 Plan are necessary to carry out the company's compensation philosophy described in the Personnel Committee report beginning on page 10.

 Administration. The 1999 Plan will be administered by the Personnel Commit-tee. Grants to non-employee directors will be approved by the board.

 Effective Date. The 1999 Plan became effective on January 21, 1999, subject to shareholder approval. No awards may be granted under the 1999 Plan after ten years from that date.

 Participants. Employees of American General and its subsidiaries and direc-tors of American General will be eligible to receive awards under the 1999 Plan. Recipients will be selected and awards will be granted by the Personnel Committee in its sole discretion.

 Shares of Stock Subject to the 1999 Plan. The aggregate number of shares of Common Stock that may be issued under the 1999 Plan to one or more holders will not exceed twelve million shares. The maximum number of shares that may be subject to awards, other than Stock Options, will not exceed six million shares. These limits will be adjusted in the event of future changes in the outstanding Common Stock by reason of stock splits or other relevant changes in capitalization.

 Types of Awards. Under the 1999 Plan, the Personnel Committee may grant Stock Options, Restricted Stock Awards, Performance Awards, and Incentive Awards. Please refer to Annex A for a brief description of each of the types of awards available under the 1999 Plan.

 Tax Consequences Relating to Stock Options. There are no tax consequences at the date of grant for Non-Qualified Stock Options. Upon exercise, the optionee will realize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as ordinary income. The optionee generally does not recognize income at either the date of grant or exercise of an Incentive Stock Option. Upon subsequent sale of the Common Stock, the optionee receives long-term capital gain or loss treatment for the difference between the sales price and the option price, provided the shares are held for two years after the option is granted and one year after the date of exercise. The company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as income in a disqualifying disposition.

 Change in Control. Subject to the Committee's discretion, agreements provid-ing for awards may contain provisions addressing a change in control of Ameri-can General, including the acceleration of or vesting of, any award.

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                             1999 PROXY STATEMENT                            23

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 Amendment. The board of directors may amend, suspend, or terminate the 1999
Plan (except with respect to awards that are then outstanding) at any time ex-cept that it may not, without approval of shareholders, increase the maximum number of shares issuable (except to reflect changes in capitalization as dis-cussed above), or change the class of individuals eligible to receive awards.

 Shareholder Vote. Approval of the 1999 Plan will require the affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock represented at the meeting.

 The board of directors believes that the approval of the 1999 Plan is in the best interests of American General and its shareholders and recommends that you vote FOR its approval.

                             INDEPENDENT AUDITORS
                            (Item 4 on Proxy Card)

 The board of directors, adopting the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as American General's independent auditors to audit the accounts of the company for 1999 and recommends ratification of the appointment by the shareholders at the Annual Meeting. One or more representatives of Ernst & Young LLP are expected to be present at the meeting where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Ernst & Young LLP served as American General's independent auditors for 1998.

 If the appointment of Ernst & Young LLP is not ratified by a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock represented at the meeting, or if, prior to the meeting, Ernst & Young LLP declines to act or otherwise becomes incapable of acting, or its engagement is otherwise discontinued by the board of directors at any time, then, in any such case, the board of directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the annual meeting following such appointment.

 Shareholder Vote. Ratification of the appointment of Ernst & Young LLP as in-dependent auditors for 1999 will require the affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock represented at the meeting.

 The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.
--------------------------------------------------------------------------------
24                             AMERICAN GENERAL

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                                OTHER BUSINESS

 1999 Annual Meeting. At the date of this proxy statement, the management of American General knows of no other matter to be presented for action at the meeting. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

 Shareholder Proposals and Nominations. Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Formal procedures have been established for those proposals and nominations.

 Shareholder proposals must be received at American General's principal offices on or before November 23, 1999, in order to be included in the proxy materials for presentation at American General's annual meeting of shareholders in 2000.

 American General's bylaws provide generally that nominations of persons for election to the board of directors and shareholder proposals for an annual meeting may be made by a shareholder only if the shareholder is a shareholder of record and such shareholder gives timely written notice of such shareholder's intent to make such nomination or nominations or shareholder proposals to the corporate secretary. In the case of American General's annual meeting of shareholders in 2000, to be timely, notice of shareholder proposals or director nominations must be given to the corporate secretary between December 1, 1999, and December 31, 1999. In the event that such annual meeting is called for a date that is not within 30 days before or after April 29, 2000, notice by the shareholder in order to be timely must be given not later than the close of business on the earlier of the tenth day following (i) the day on which notice of the date of such annual meeting is mailed or (ii) public disclosure of the date of such annual meeting is made. The notice must contain certain specified information with respect to the shareholder making the proposal, and the nominee or nominees or the shareholder proposal.

 A copy of the requirements described above will be provided to any shareholder upon written request to the corporate secretary.

By order of the board of directors,
/s/ SUSAN A. JACOBS
Susan A. Jacobs
Corporate Secretary

March 22, 1999
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                             1999 PROXY STATEMENT                             25

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                                                                        ANNEX A

                         AMERICAN GENERAL CORPORATION

                         1999 STOCK AND INCENTIVE PLAN

1. PURPOSE

  The purpose of the American General Corporation 1999 Stock and Incentive Plan (the "Plan") is to provide a means through which American General Corpo-ration, a Texas corporation, and its subsidiaries (collectively, the "Compa-ny") may attract able persons to enter the employ or become directors of the Company and to provide a means whereby those persons upon whom the responsi-bilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strength-ening their concern for the welfare of the Company and their desire to remain in its employ or as directors. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the maximum incentive can be provided, the Plan provides for granting Incentive Stock Options, Non-Qualified Options, Restricted Stock Awards, Performance Awards, and Incentive Awards, or any combination of the foregoing, as is best suited to the circum-stances of the particular person.

2. DEFINITIONS

  The following definitions shall be applicable throughout the Plan:

    (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, or Incentive Award.

    (b) "Board" means the Board of Directors of American General Corporation.

    (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

    (d) "Committee" means a committee of the Board that is selected by the Board as provided in Section 4(a).

    (e) "Common Stock" means the common stock of American General
  Corporation.

    (f) "Company" means, collectively, American General Corporation and its subsidiaries.

    (g) "Director" means an individual elected to the Board by the shareholders of American General Corporation or by the Board under applicable corporate law.

    (h) "Employee" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

    (i) "Fair Market Value" means, as of any specified date, the average of the highest and lowest quoted selling prices of the Common Stock as reported on the Composite Tape for issues listed on the New York Stock Exchange on the specified date, or, if no sales were reported on the Composite Tape on such specified date, the average of the highest and lowest quoted selling prices of the Common Stock on the nearest dates before and after such specified date on which sales of the Common Stock were so reported.

    (j) "Grant Document" means the document or documents evidencing an Award under the Plan, which may be either an agreement between the Company and the Holder as to the Award (with any amendments thereto) or a notice of grant of the Award from the Company to the Holder (including any

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                             1999 PROXY STATEMENT                           A-1

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  attached statement of the terms and conditions of the Award and any modifications thereto made in accordance with the Plan).

    (k) "Holder" means an employee or a non-employee Director who has been granted an Option, a Restricted Stock Award, a Performance Award, or an Incentive Award.

    (l) "Incentive Award" means an Award granted under Section 10 of the Plan.

    (m) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

    (n) "Immediate Family" means, with respect to a Holder, the Holder's spouse, children or grandchildren (including adopted children, step children and grandchildren).

    (o) "1934 Act" means the Securities Exchange Act of 1934, as amended.

    (p) "Non-Qualified Option" means an Option that is not an Incentive Stock Option.

    (q) "Option" means an Award under Section 7 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Common Stock.

    (r) "Performance Award" means an Award granted under Section 9 of the Plan.

    (s) "Plan" means the American General Corporation 1999 Stock and Incentive Plan, as amended from time to time.

    (t) "Restricted Stock Award" means an Award granted under Section 8 of the Plan.

    (u) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

3. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall become effective on January 21, 1999, following adoption by the Board, provided the Plan is approved by the shareholders of American Gen-eral Corporation within twelve months thereafter. Notwithstanding any provi-sion in the Plan or in any Grant Document under the Plan, no Option shall be exercisable and no Award shall vest prior to such shareholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan becomes effective. The Plan shall remain in effect (at least for the pur-pose of governing outstanding Awards) until all Option Awards granted under the Plan have been exercised or expired by reason of lapse of time, all re-strictions imposed upon Restricted Stock Awards have been eliminated or the Restricted Stock Awards have been forfeited, and all Performance Awards and Incentive Awards have been satisfied or have terminated.

4. ADMINISTRATION

  (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board, and such Committee shall be comprised solely of two or more outside Directors of American General Corporation (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder) who are also non-employee Directors (within the meaning of Rule 16b-3). A majority of the Committee shall constitute a quorum. The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

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A-2                            AMERICAN GENERAL

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  (b) Powers. Subject to the express provisions of the Plan and except as oth-
erwise provided below with respect to non-employee Directors, the Committee shall have authority, in its discretion, to determine which Employees or Di-rectors of the Company shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or Non-Qualified Option shall be granted, the number of shares to be subject to each Option and Re-stricted Stock Award, and the value of each Performance Award and Incentive Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee shall deem relevant. Notwithstanding the fore-going, the Board shall have authority, in its discretion, to make the determi-nations set forth above with respect to non-employee Directors.

  (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the ex-press provisions of the Plan and except as otherwise provided below with re-spect to non-employee Directors, this shall include the power to construe the Plan and the respective Grant Documents thereunder, to prescribe rules and regulations relating to the Plan and to determine the terms, restrictions, and provisions of the Grant Document for each Award, including such terms, re-strictions, and provisions as shall be requisite in the judgment of the Com-mittee to cause designated Options to qualify as Incentive Stock Options, to ensure that the grants of Awards are exempt under Rule 16b-3, and to make all other determinations necessary or advisable for administering the Plan. With-out limiting the generality of the foregoing, Grant Documents providing for Awards under the Plan may contain such provisions covering a "change in con-trol" of American General Corporation, as defined by the Committee in its sole discretion, as the Committee may approve, not inconsistent with the terms of this Plan, including without limitation provisions for the acceleration of, vesting of, or the payment of cash in lieu of, any Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Document relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The Committee may delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purposes. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive. Notwithstanding the foregoing, the Board, in its discretion, shall have the power to determine the terms, restrictions, and provisions of the Grant Document for each Award with respect to non-employee Directors.

5. GRANT OF OPTIONS, RESTRICTED STOCK AWARDS, PERFORMANCE AWARDS, AND INCENTIVE AWARDS; SHARES SUBJECT TO THE PLAN

  (a) Stock Grant Limit. The Committee may from time to time grant Awards to one or more Employees or Directors determined by it to be eligible for partic-ipation in the Plan in accordance with the provisions of Section 6. Subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 12,000,000. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued to the Holder, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The maximum limitation contained herein shall be applied in a manner which will permit compensation generated under the Plan which is intended to constitute "performance-based" compensation for purposes of section 162(m) of the Code to be treated as such "performance-based" compensation.

  (b) Special Grant Limit. The maximum number of shares of Common Stock that, in the aggregate, may be subject to Awards, other than Options, under the Plan shall not exceed 50% of the maximum number of shares of Common Stock that may be issued under the Plan, as provided in Section 5(a).

-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                           A-3

-------------------------------------------------------------------------------


  (c) Individual Holder Limit. Notwithstanding any provision of the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan to any individual Holder during the term of the Plan shall not exceed the maximum number of shares of Common Stock that may be issued under the Plan, as provided in Section 5(a).

  (d) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

6. ELIGIBILITY

  Awards may be granted only to persons who, at the time of grant, are Employ-ees of the Company or Directors. Awards may not be granted to any person who immediately after such grant is the owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of stock of the Company. An Award may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, Non-Qualified Option, Restricted Stock Award, Performance Award, Incentive Award, or any combination thereof.

7. STOCK OPTIONS

  (a) Option Period. The term of each Option shall be as specified by the Com-mittee at the date of grant but shall not exceed ten years.

  (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Commit-tee.

  (c) Stock Option Grant Document. Each Option shall be evidenced by an Option Grant Document in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall ap-prove, including, without limitation, provisions to qualify as an Incentive Stock Option under section 422 of the Code.

  (d) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, subject to adjustment in the same manner as provided in Section 11, shall not be less than the Fair Market Value of a share of Common Stock at the date such Option is granted. The Option or portion thereof may be exercised by de-livery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner pre-scribed by the Committee.

  (e) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option, for which certificates of stock have been registered in the Holder's name, and as to which the Grant Document for the respective Option requires no further restrictions.

  (f) Special Limitations on Incentive Stock Options. An Incentive Stock Op-tion may be granted only to an individual who is an Employee at the time the Option is granted. In the case of Incentive Stock Options, the value of shares of stock for which such Options are exercisable for the first time in any one calendar year

-------------------------------------------------------------------------------

A-4                            AMERICAN GENERAL

-------------------------------------------------------------------------------

cannot exceed $100,000 based on the Fair Market Value of the stock at the date of grant according to section 422(d)(1) of the Code (or such other individual limit as may be in effect under the Code on the date of grant). An Incentive Stock Option shall not be transferable or assignable otherwise than by will or the laws of descent and distribution.

  (g) Stock Appreciation Rights. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, grant stock appreciation rights ("SARs") to any Holder of an Option. SARs may give the Holder of an Option the right, upon written request, to surrender any ex-ercisable Option or portion thereof in exchange for cash, whole shares of Com-mon Stock, or a combination thereof, as determined by the Committee, with a value equal to the excess of the Fair Market Value, as of the date of such re-quest, of one share of Common Stock over the Option price for such share mul-tiplied by the number of shares covered by the Option or portion thereof to be surrendered. In the case of any SAR which is granted in connection with an In-centive Stock Option, such SAR shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or portion thereof to be surrendered. In the event of the exercise of any SAR granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such SAR. Additional terms and con-ditions governing any such SARs may from time to time be prescribed by the Committee in its sole discretion.

  (h) Reload Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, provide in an Option Grant Document respecting an Option that, if the Holder pays the costs associ-ated with exercising such Option in shares of Common Stock, upon the date of such payment a new option shall be granted under this Plan or under another available plan. The number of shares of Common Stock subject to such new op-tion shall be equal to the number of shares of Common Stock tendered in pay-ment. The new option shall not be exercisable after the original term of the exercised Option.

8. RESTRICTED STOCK AWARDS

  (a) Restriction Period to be Established by the Committee. At the time a Re-stricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Com-mittee.

  (b) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be deter-mined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) net income, (3) market share, (4) return on shareholders' equity, (5) the payment of cash dividends, (6) operat-ing income, (7) operating return on shareholders' equity, (8) finance receiv-ables, (9) premium growth, or (10) total shareholder return, (ii) the Holder's continued employment with the Company or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfac-tion of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Com-pany or any subsidiary, division, or

-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                           A-5

-------------------------------------------------------------------------------

department thereof by or in which the Holder is employed during the perfor-mance period. Each Restricted Stock Award may have different Forfeiture Re-strictions, in the discretion of the Committee.

  (c) Other Terms and Conditions. Common Stock awarded pursuant to a Re-stricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that
(i) the Holder shall not be entitled to delivery of the stock certificate un-til the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and condi-tions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award.

  (d) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.

9. PERFORMANCE AWARDS

  (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award shall be measured.

  (b) Performance Measures. A Performance Award shall be awarded to a Holder contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which such Holder is employed during the per-formance period. The Committee shall establish the performance measures appli-cable to such performance prior to the beginning of the performance period; provided such measures may be made subject to adjustment for specified signif-icant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (i) the price of a share of Common Stock, (ii) net income, (iii) market share,
(iv) return on shareholders' equity, (v) the payment of cash dividends, (vi) operating income, (vii) operating return on shareholders' equity, (viii) fi-nance receivables, (ix) premium growth, (x) total shareholder return, or (xi) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

  (c) Awards Criteria. In determining the value of Performance Awards, the Committee may take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropri-ate. The Committee, in its sole discretion, may provide for a reduction in the value of a Holder's Performance Award during the performance period.

  (d) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount not ex-ceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any pay-ment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date.

-------------------------------------------------------------------------------

A-6                            AMERICAN GENERAL

-------------------------------------------------------------------------------


  (e) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ (or in service as a Direc-tor) of the Company at all times during the applicable performance period, ex-cept as may be determined by the Committee.

10. INCENTIVE AWARDS

  (a) Incentive Awards. Incentive Awards are rights to receive shares of Com-mon Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as estab-lished by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Holder respecting any Incentive Award.

  (b) Award Period. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Holder.

  (c) Awards Criteria. In determining the value of Incentive Awards, the Com-mittee may take into account a Holder's responsibility level, performance, po-tential, other Awards, and such other considerations as it deems appropriate.

  (d) Payment. Following the end of the vesting period for an Incentive Award (or at such other time as the applicable Grant Document may provide), the Holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.

  (e) Termination of Employment. An Incentive Award shall terminate if the Holder does not remain continuously in the employ (or in service as a Direc-tor) of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

11. EQUITABLE ADJUSTMENTS

  Subject to any required action by the Company's shareholders, upon the oc-currence of any event which affects the shares of Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make ap-propriate equitable adjustments, which may include, without limitation, ad-justments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make ap-propriate equitable adjustments, including, without limitation, those de-scribed in the immediately preceding sentence, in any other circumstances un-der which the Committee deems such adjustments to be desirable. Any adjustment made to an Incentive Stock Option hereunder, with respect to either (i) the number or price of shares of stock subject to Incentive Stock Options or (ii) the aggregate number of shares which may be issued pursuant to Incentive Stock Options,

-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                           A-7

-------------------------------------------------------------------------------

shall be made in a manner which will permit such option to continue to consti-tute an Incentive Stock Option within the meaning of section 422 of the Code.

12. AMENDMENT AND TERMINATION OF THE PLAN

  The Board may amend the Plan at any time and the Committee may amend any Award (and its related Grant Document) at any time, except as otherwise spe-cifically provided in such Grant Document; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of the Holder, and pro-vided, further, that the Board may not, without approval of the shareholders, amend the Plan (a) to increase the maximum aggregate number of shares which may be issued under the Plan or (b) to change the class of individuals eligi-ble to receive Awards under the Plan. Subject to the last sentence of Section 3 hereof, the Board, in its discretion, may terminate the Plan at any time.

13. EFFECT OF THE PLAN

  (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee or Director any right to an Award except as may be evidenced by a written instrument from the Company reflecting a grant by the Company of an Award and setting forth the terms and conditions thereof. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

  (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

  (c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and reg-ulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to deduct in con-nection with all Awards any taxes required by law to be withheld and to re-quire any payments required to enable it to satisfy its withholding obliga-tions.

  (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made un-der the Plan. No Employee, Director, beneficiary, or other person shall have any claim against the Company as a result of any such action.

  (e) Restrictions on Transfer. An Award (other than an Incentive Stock Op-tion, which shall be subject to the transfer restrictions set forth in Section 7(g)) shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a "qualified domestic relations order" (as defined by the Code), (iii) with respect to Awards of Non-Qualified Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Holder to a member of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and the Holder's Imme-diate Family, or to a partnership or limited liability company whose only partners or shareholders are the Holder and members of the Holder's Immediate Family, or (iv) with the consent of the Committee.

-------------------------------------------------------------------------------

A-8                            AMERICAN GENERAL

-------------------------------------------------------------------------------


  (f) Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of section 162(m) of the Code so that Options and Perfor-mance Awards granted hereunder and, if determined by the Committee, Restricted Stock Awards shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of section 162(m); provided that no such con-struction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

  (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

-------------------------------------------------------------------------------

                             1999 PROXY STATEMENT                           A-9

                            [American General Logo]

PROXY

                          AMERICAN GENERAL CORPORATION

               Annual Meeting of Shareholders on April 29, 1999

The undersigned hereby appoints ROBERT M. DEVLIN, J. EVANS ATTWELL, and W. LIPSCOMB DAVIS JR., and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation 7% Convertible Preferred Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 29, 1999, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, W. Lipscomb Davis Jr., Robert M. Devlin, J. Edward Easler II, Larry D. Horner, Richard J.V. Johnson, Michael E. Murphy, Jon
P. Newton, Michael J. Poulos, Robert E. Smittcamp, and Anne M. Tatlock.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side). You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote your shares unless you sign and return this card. This proxy is solicited on behalf of the Board of Directors of the Company.

                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                        Annual Meeting of Shareholders

                           Thursday, April 29, 1999

                                  9 a.m. CDT

                            Chase Center Auditorium

                               601 Travis Street

                                Houston, Texas

[X] Please mark your votes                                      7566
    as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all Director Nominees and FOR Items 2, 3, and 4.

The Board of Directors recommends a vote FOR Item 1.

                                                        FOR     WITHHELD
1. Election of Directors. (see reverse)                 [_]       [_]

   For, except vote withheld from the following nominee(s):

   --------------------------------------------

The Board of Directors recommends a vote FOR Item 2.

                                                    FOR    AGAINST    ABSTAIN
2. Re-Approval of Performance-Based Plan for        [_]      [_]        [_]
   Executive Officers.

The Board of Directors recommends a vote FOR Item 3.

                                                    FOR    AGAINST    ABSTAIN
3. Approval of 1999 Stock and Incentive Plan.       [_]      [_]        [_]

The Board of Directors recommends a vote FOR Item 4.

                                                    FOR    AGAINST    ABSTAIN
4. Ratification of Appointment of Independent       [_]      [_]        [_]
   Auditors.

In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such.


---------------------------------


---------------------------------
SIGNATURE(S)                 DATE

                             FOLD AND DETACH HERE



              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

PROXY

                          AMERICAN GENERAL CORPORATION

               Annual Meeting of Shareholders on April 29, 1999

The undersigned hereby appoints ROBERT M. DEVLIN, J. EVANS ATTWELL, and W. LIPSCOMB DAVIS JR., and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 29, 1999, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, W. Lipscomb Davis Jr., Robert M. Devlin, J. Edward Easler II, Larry D. Horner, Richard J.V. Johnson, Michael E. Murphy, Jon
P. Newton, Michael J. Poulos, Robert E. Smittcamp, and Anne M. Tatlock.

If you are a participant in any of the American General Thrift Plans referenced in the Proxy Statement, this card also constitutes instructions to the trustee of such plans to vote the shares allocated to your accounts in the manner described in the Proxy Statement.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side). You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote your shares unless you sign and return this card. This proxy is solicited on behalf of the Board of Directors of the Company.

                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                        Annual Meeting of Shareholders

                           Thursday, April 29, 1999

                                  9 a.m. CDT

                            Chase Center Auditorium

                               601 Travis Street

                                Houston, Texas

[X] Please mark your votes                                      3147
    as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all Director Nominees and FOR Items 2, 3, and 4. (However, if no direction is made as to Thrift Plan Stock, see the Proxy Statement.)

The Board of Directors recommends a vote FOR Item 1.

                                                        FOR     WITHHELD
1. Election of Directors. (see reverse)                 [_]       [_]

   For, except vote withheld from the following nominee(s):

   --------------------------------------------

The Board of Directors recommends a vote FOR Item 2.

                                                    FOR    AGAINST    ABSTAIN
2. Re-Approval of Performance-Based Plan for        [_]      [_]        [_]
   Executive Officers.

The Board of Directors recommends a vote FOR Item 3.

                                                    FOR    AGAINST    ABSTAIN
3. Approval of 1999 Stock and Incentive Plan.       [_]      [_]        [_]

The Board of Directors recommends a vote FOR Item 4.

                                                    FOR    AGAINST    ABSTAIN
4. Ratification of Appointment of Independent       [_]      [_]        [_]
   Auditors.

In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such.


---------------------------------


---------------------------------
SIGNATURE(S)                 DATE

                             FOLD AND DETACH HERE



              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.